AGREEMENT TO TERMINATE TRUST

THIS AGREEMENT, effective as of April 1, 2007, is made by and between DNB FINANCIAL CORPORATION (the “Company”) and DNB FIRST, NATIONAL ASSOCIATION (the “Trustee”).

WHEREAS, the Company and the Trustee are parties to a Trust Agreement effective as of December 20, 2006 (“Trust Agreement”), pursuant to that DNB Financial Corporation Supplemental Executive Retirement Plan for William S. Latoff (“Plan”); and

WHEREAS, in connection with the amendment and restatement of the Plan, and in accordance with the terms thereof, the Company and the Trustee desire to terminate the Trust Agreement and the trust established thereunder.

NOW THEREFORE, the Company and the Trustee hereby agree as follows:

1. The Trust Agreement shall be terminated as of April 1, 2007.

2. As soon as practicable following April 1, 2007, the Trustee shall sell all or less than all the securities and other investments held by it pursuant to the Trust Agreement and transfer the cash proceeds and remaining securities and other investments in kind to the Company, in all cases pursuant to the directions of the Company.

3. The Company hereby waives its right to any and all accountings by the Trustee otherwise required by Section 9 of the Trust Agreement, except to the extent any such accounting is required by applicable law or rule of any regulatory agency having jurisdiction with respect to the the Company or the Trustee.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.
DNB FINANCIAL CORPORATION	DNB FIRST, NATIONAL ASSOCIATION

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I, William S. Latoff, hereby consent to the termination of the Trust Agreement and the reversion of the assets held in trust pursuant thereto to the Company.

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